EXHIBIT 7
                                                                       ---------



                             Joint Filing Agreement

                  Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on
Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  August 18, 2003


                                   EXOR GROUP S.A.


                                   By:                  *
                                        ---------------------------------------
                                        Peter J. Rothenberg
                                        Attorney-in-Fact



                                   Istituto Finanziario Industriale S.p.A.


                                   By:                  *
                                        ---------------------------------------
                                        Peter J. Rothenberg
                                        Attorney-in-Fact



                                   Giovanni Agnelli e C. S.a.p.az.


                                   By:                  *
                                        ---------------------------------------
                                        Peter J. Rothenberg
                                        Attorney-in-Fact



                                   /s/ Peter J. Rothenberg
                                   --------------------------------------------
                                   * Peter J. Rothenberg
                                   Attorney-in-Fact